CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276922 on Form S-6 of our report dated March 27, 2024, relating to the financial statement of FT 11322, comprising Vest Large Cap Deep Buffered 20 Portfolio, Series 53, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 27, 2024